DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C6122-2004 Document Number: 20060010559-98 Date Filed: 1/9/2006 10:45:17 AM In the office of /s/ Dean Heller Dean Heller Secretary of State

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

GA COMPUTER SCIENCES INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Seventy Five Million (75,000,000) Shares of Common Stock, at $0.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Seven Hundred Fifty Million (750,000,000) Shares of Common Stock, at $0.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Ten shares of common stock will be issued after the change in exchange for each share of common stock outstanding prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

There are no provisions for the issuance of fractional shares.

7. Effective date of filing (optional): JANUARY 17, 2006
(must not be later than 90 days after the certificate is filed)

8. Officer Signature:	/s/ "Peter J. Hoyle"	President
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.209 2003
Revised on: 10/24/03